UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2008

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

After market close on June 30, 2008, ConAgra Foods, Inc. (“ConAgra Foods” or the “Company”) initiated an accelerated share repurchase program (“ASR”) under which the Company will expend $900 million to repurchase shares of its common stock. This reflects the application of a portion of the Company’s proceeds from the recently completed sale of its Trading and Merchandising reporting segment in line with previously announced plans. When the ASR is completed, the Company’s current share repurchase authorization will be exhausted.

The ASR will be completed under separate agreements with Merrill Lynch International (“MLI”) and Bank of America, N.A. (“BofA”).

Under the agreements, ConAgra Foods will prepay a total of $900 million ($450 million to each of MLI and BofA) on July 1, 2008 for shares of the Company’s common stock to be purchased from MLI and BofA. The number of shares to be purchased under each agreement (subject to agreed upon minimum and maximum numbers of shares in each agreement) will be determined by dividing the $450 million purchase price in each agreement by the arithmetic mean of the volume-weighted average prices of shares of ConAgra Foods common stock in a valuation period, less a discount. The valuation period applicable to each agreement will begin following the completion of a hedging period, during which MLI and BofA will establish initial hedging positions in respect of their obligations under the ASR. The valuation period under each agreement continues until the associated repurchase is completed. The Company will receive an aggregate of 32,676,350 shares on the July 1, 2008 prepayment date and will receive the balance of the minimum number at the end of the hedging period. It will receive any additional repurchased shares at the end of the valuation periods, which will occur during the fourth fiscal quarter of 2009.

ConAgra Food’s outstanding shares used to calculate earnings per share will be reduced by the number of shares repurchased as they are delivered to the Company, and the aggregate $900 million purchase price will be recorded as a reduction in stockholders’ equity upon its prepayment.

The ASR agreements are subject to terms customary for similar agreements, including provisions permitting adjustments to the length of the valuation and hedging periods, providing for the effect of extraordinary corporate transactions, and setting forth other circumstances under which the agreements may be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: July 1, 2008	By: /s/ Colleen Batcheler ___________________________________
Name: Colleen Batcheler
Title: Senior Vice President, General Counsel and Corporate Secretary